                                CO-SALE AGREEMENT

      THIS CO-SALE AGREEMENT is made as of January 20, 1998 by and among the Principals who are signatories hereto (collectively, the "PRINCIPALS"), Matador Petroleum Corporation (formerly named Matador Hold Co.), a Texas corporation (the "COMPANY"), and the holders of Series A Convertible Preferred Stock of the Company (the "PREFERRED STOCK") who are signatories hereto (the "SHAREHOLDERS").

      WHEREAS, the Principals and the Shareholders were parties to that certain Co-Sale Agreement dated as of May 30, 1996 relating to their shares of common stock and preferred stock in Matador E&P Company (formerly named Matador Petroleum Corporation), a Texas corporation ("OLD MATADOR") which Agreement terminated pursuant to Section 4.1(i) thereof;

      WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of January 20, 1998 (the "PLAN OF MERGER") by and among the Company, Old Matador and Matador Merge Co., a Texas corporation, the shares of Series A Convertible Preferred Stock of Old Matador held by the Shareholders were converted into the same number of shares of Preferred Stock of the Company and the shares of common stock of Old Matador owned by the Principals were converted into the same number of shares of common stock, $.10 par value per share of the Company (the "COMMON STOCK") and the Co-Sale Agreement relating to the stock of Old Matador terminated in accordance with its terms;

      WHEREAS, in connection with the Plan of Merger, the Principals and Shareholders agreed to enter into this Agreement;

      WHEREAS, in connection with the Plan of Merger, the parties hereto have entered into that certain Shareholders Agreement dated as of January 20, 1998 (the "SHAREHOLDERS AGREEMENT") pursuant to which the Company, the Principals, the Shareholders and certain other shareholders of the Company will have certain options to purchase shares of Common Stock of the Company upon any proposed Disposition of such stock, as defined therein;

      WHEREAS, the Principals are presently the legal or beneficial owners of 129,457 shares of Common Stock; and

      WHEREAS, in consideration of the Shareholders' continuing investment in the Company, the Principals have agreed to grant the Shareholders and their respective successors and assigns the opportunity to participate, upon the terms and conditions set forth in this Agreement, in subsequent sales of the shares of Common Stock made by any of the Principals;

      NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                    ARTICLE 1
                               SALES BY PRINCIPAL

     SECTION 1.1. NOTICE OF PURCHASE OFFERS. Should any Principal or Principals propose to accept a letter of intent or bona fide offer (each, a "PURCHASE OFFER"), at any time and from time to time, to purchase shares of Common Stock (such Principal or Principals being referred to as the "PRINCIPAL SELLING GROUP" (regardless of whether only one Principal is proposing to sell Common Stock)), then such Principal Selling Group shall promptly notify each Shareholder of the terms and conditions of such Purchase Offer.

     SECTION 1.2. RIGHT TO PARTICIPATE. Each Shareholder shall have the right, upon written notice to such Principal Selling Group within 10 business days after receipt of the written notice of the Purchase Offer, to participate, upon the terms and conditions set forth herein, in the sale of the shares of Common Stock referred to in Section 1.1 by such Principal Selling Group on the same terms and conditions as the sale by such Principal Selling Group. The right of participation of each Shareholder shall also apply to any sale by a Principal pursuant to the exercise of any options under the Shareholders Agreement except as provided in Section 1.5(iv) hereof.

      To the extent a Shareholder exercises such right of participation, the number of shares of Common Stock which such Principal Selling Group may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of a Shareholder shall be subject to the following terms and conditions:

            (a) In connection with each Purchase Offer, each Shareholder may sell that number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Purchase Offer by (ii) a fraction the numerator of which is the number of shares of Common Stock at the time owned by the Shareholder and the denominator of which is the combined number of shares of Common Stock at the time owned by (A) the Principals (including any shares transferred to Permitted Transferees (as hereinafter defined) in accordance herewith) and (B) the Shareholders. For purposes of this Agreement, including making computations pursuant to this Section 1.2, the Shareholders shall be deemed to own the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock with respect to which such Preferred Stock has not been converted.

            (b) Each Shareholder may participate in the sale by delivering to the purchase offeror directly, or to any member of the Principal Selling Group for delivery to the purchase offeror, one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock of the Company which such Shareholder elects to sell pursuant to this Section 1.2 together with such other documentation required by the proposed purchaser, which other documentation is also required to be delivered by the Principal Selling Group.

            (c) Should any Shareholder decline to participate in the proposed sale, each other selling Shareholder shall have one opportunity to sell all or any part of an additional number of shares of Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock which each non-participating Shareholder had the right to sell pursuant to subparagraph (a) of this Section 1.2 by (ii) a fraction the numerator of which is the number of shares of Common Stock at the time owned by the Shareholder wishing to sell additional shares of Common Stock and the denominator of which is the combined number of shares of Common Stock at the time owned by all Shareholders wishing to sell additional shares of Common Stock. The Principal Selling Group shall notify in writing each selling Shareholder of the number of additional shares of Common Stock it may sell pursuant to this Section 1.2(c) and the selling Shareholders shall have five (5) business days after receipt of such notice to notify the Principal Selling Group whether it shall exercise its right to sell such additional shares.

            (d) Should the right to sell any shares of Common Stock which any non-participating Shareholder had the right to sell pursuant to subparagraph (a) of this Section 1.2 not be allocated to Shareholders desiring to sell additional shares of Common Stock after the allocation procedure provided for in subparagraph (c) of this Section 1.2, the right to sell such shares of Common Stock shall revert to the Principal(s).

     SECTION 1.3. CONSUMMATION OF SALE. The stock certificate or certificates which any selling Shareholder delivers to a member of the Principal Selling Group pursuant to Section 1.2 shall be delivered by the Principal Selling Group to the purchase offeror in consummation of the sale of the shares of Common Stock pursuant to the terms and conditions specified in the Section 1.1 notice to the Shareholders and the Principal Selling Group shall contemporaneously remit to each Shareholder that portion of the sale proceeds to which such Shareholder is entitled by reason of its participation in such sale. In the alternative, each selling Shareholder may deliver the stock certificate or certificates to and receive the sale proceeds directly from the purchase offeror of shares of Common Stock.

     SECTION 1.4. ONGOING RIGHTS. The exercise or non-exercise of the rights of the Shareholders hereunder to participate in one or more sales of Common Stock made by any of the Principals shall not adversely affect their rights to participate in subsequent sales of shares of Common Stock by the Principals pursuant to this Article 1. The conversion of the Preferred Stock into shares of Common Stock of the Company by the Shareholders shall not adversely affect the Shareholders' rights to participate in subsequent sales of shares of Common Stock by the Principals pursuant to this Article 1.

      SECTION 1.5. PERMITTED EXEMPTIONS. The participation rights of the Shareholders pursuant to this Article I shall not apply to:

            (i) any transfer to the spouse of any Principal, PROVIDED, that any such transferee (other than Joseph Wm. Foran or Nancy N. Foran) acknowledge and agree in writing to be bound to the terms and provisions hereof as a Principal hereunder,

           (ii) the sale by the Principals in the aggregate of not more than 25,891 shares of Common Stock (with such number of shares to be appropriately adjusted for any stock dividend, stock split or reverse stock split),

          (iii) the pledge as security by the Principals in the aggregate of not more than 51,783 shares of Common Stock or any foreclosure thereon or any transfer in lieu of a foreclosure thereon (with such number of shares to be appropriately adjusted for any stock dividend, stock split or reverse stock split), or

           (iv) the sale or transfer by the Principal of shares of Common Stock to Union Oil Company of California ("UNOCAL") as contemplated by Section 5(b) of the Shareholders Agreement,

PROVIDED, that the aggregate number of shares of Common Stock that have been sold, pledged or otherwise transferred by the Principals pursuant to clauses
(ii) and (iii) above during the term of this Agreement shall not exceed 64,728 shares (with such number of shares to be appropriately adjusted for any stock dividend, stock split or reverse stock split). (The items described in clauses
(ii), (iii) and (iv) of the preceding sentence are referred to herein as "THIRD PARTY PERMITTED TRANSFERS").

                                    ARTICLE 2
                              PROHIBITED TRANSFERS

     SECTION 2.1. TREATMENT OF PROHIBITED TRANSFERS. In the event that a Principal or Principals should sell any shares of Common Stock of the Company in contravention of the participation rights of the Shareholders under this Agreement (a "PROHIBITED TRANSFER"), each Shareholder, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 2.2 below, and the selling Principal or Principals shall be bound by the applicable provisions of such put options.

     SECTION 2.2. PUT OPTION. In the event of a Prohibited Transfer, each Shareholder shall have the right to sell to the Principal or Principals effectuating such Prohibited Transfer (collectively, the "ARTICLE 2 PRINCIPALS") a number of shares of Common Stock equal to the number of shares each such Shareholder would have been entitled to transfer to the purchaser in the Prohibited Transfer pursuant to the terms hereof. Such sale shall be made on the following terms and conditions:

            (a) The price per share at which the shares are to be sold to the
      Article 2 Principals shall be equal to the price per share paid by the purchaser to the Article 2 Principals in the Prohibited Transfer. The
      Article 2 Principals shall also reimburse each Shareholder for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Shareholders' rights under this Article 2.

            (b) Within 45 days after the later of the dates on which each Shareholder (i) received notice from the Article 2 Principals of the Prohibited Transfer or (ii) otherwise became aware of the Prohibited Transfer, each Shareholder shall, if exercising the put option created hereby, tender for delivery to the Article 2 Principals the certificate or certificates representing shares to be purchased, each certificate to be properly endorsed for transfer.

            (c) The Article 2 Principals shall, upon receipt of the certificate or certificates for the shares to be sold by the Shareholder pursuant to
      Section 2.2(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 2.2(a), by certified check or bank draft made payable to the order of the Shareholder.

            (d) Notwithstanding the foregoing, any attempt to transfer Common Stock in violation of Article 1 hereof shall, to the extent enforceable by law, be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Shareholders.

                                    ARTICLE 3
                              LEGENDED CERTIFICATES

      SECTION 3.1. LEGEND. Each certificate representing shares of Common Stock now or hereafter owned by the Principals shall be endorsed with the following legend:

                  "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY
            THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT DATED AS OF JANUARY 20, 1998 BY AND AMONG THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

     SECTION 3.2. LEGEND REMOVAL. The Section 3.1 legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 4.1 or upon such stock otherwise not being subject to the restriction of this Co-Sale Agreement including, but not limited to, a Third Party Permitted Transfer.

                                    ARTICLE 4
                            MISCELLANEOUS PROVISIONS

     SECTION 4.1. TERMINATION OF CO-SALE RIGHTS. The rights of the Shareholders under this Agreement and the obligations of the Principals with respect to the Shareholders shall terminate at the earlier of (i) such time as the Shareholders collectively shall no longer own any portion of the Preferred Stock and/or Common Stock issued in connection with the exercise or partial exercise of said Preferred Stock and (ii) the end of the 365 day period during which Joseph Foran has not been a director, and by action of the Board of Directors of the Company, Joseph Foran has not been an officer, employee, advisor or consultant of the Company. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of any one of the following events:

            (a) the liquidation, dissolution or winding up of the business operations of the Company;

            (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

            (c) the consummation of any firmly underwritten public offering of the Common Stock of the Company registered under the Securities Act of 1933, as amended, the net proceeds from such sale to the Company which are at least $15,000,000; or

            (d) the first date on which the Company has more than 300 shareholders and the bid and asked price quotations for shares of Common Stock of the Company are reported by the National Association of Securities Dealers, Inc. Automated Quotation System or by a comparable system.

     SECTION 4.2. VIOLATIONS OR REMEDIES. The parties agree that any violation of this Agreement (other than a default in payment of money) cannot be compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Agreement in any court of competent jurisdiction in the event of any breach hereunder.

     SECTION 4.3. REQUIRED SALE BY HOLDERS. In the event of any proposed Qualified Take-Along Transaction (as hereinafter defined) then subject to the terms and conditions of this Section 4.3, the Principals shall have the right to require the Shareholders to sell, assign or transfer, and the Shareholders hereby agree to sell, assign and transfer, all of their respective Preferred Stock and/or Common Stock issued pursuant to conversion of the Preferred Stock (collectively, the "SHAREHOLDERS' INTERESTS") as hereinafter provided:

          (i) The Principals shall give written notice ("TAKE-ALONG NOTICE") to each Shareholder, at least thirty (30) days prior to the consummation of a Qualified Take-Along Transaction, specifying (i) the identity of the proposed purchaser of such shares, (ii) the consideration to be paid to the Principals and any affiliate thereof in connection with the Qualified Take-Along Transaction and the terms and conditions upon which such consideration shall be payable and (iii) the other material terms of the Qualified Take-Along Transaction.

          (ii) Any sale of Shareholders' Interests by a Shareholder pursuant to the provisions of this Section 4.3 shall be made concurrently with the closing of the Qualified Take-Along Transaction on the same terms and conditions (except that no Shareholder shall be subject to indemnities or liabilities which are not reasonably customary), and for the same consideration, as the sale of shares by the Principals thereunder.

          (iii) For purposes of this Section 4.3, "Qualified Take-Along Transaction" shall mean a sale, transfer or assignment of at least 90% (exclusive of any shares held by the Shareholders or their successors or assigns) of the Common Stock of the Company (including 100% of the Common Stock of the Principals) for aggregate consideration which in the opinion of a nationally recognized investment banking firm reasonably acceptable to the Principals and the Shareholders (the cost of which opinion shall be borne by the Company), is fair from a financial point of view to the Company's shareholders and in any event the price per share is at least $18.00 (adjusted as appropriate to reflect any stock dividends, stock splits, or reverse stock splits).

     SECTION 4.4. NOTICES. Any notice required or permitted to be given to a party pursuant to the provisions of this Agreement shall be in writing and shall be effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified as set forth below such party's signature or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto.

      SECTION 4.5. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon their respective successors, assigns and legal representatives.

      SECTION 4.6. SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

     SECTION 4.7. AMENDMENTS. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by each of the Principals and duly authorized representatives of the Shareholders. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing.

      SECTION 4.8. DEFINITIONS. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Conversion Agreement.

      SECTION 4.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas.

      SECTION 4.10. OTHER OBLIGATIONS OF COMPANY. The Company agrees to use commercially reasonable efforts to enforce the terms of this Agreement, to inform the Shareholders of any breach hereof and to assist the Shareholders in the exercise of their rights and performance of their obligations under this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Co-Sale Agreement as of the day and year first written above.

COMPANY:                               MATADOR PETROLEUM CORPORATION



                                       By /s/ Joseph Wm. Foran
                                         --------------------------------------
                                         Its President, Chief Executive Officer
                                             and Chairman of the Board



PRINCIPALS:                            JOSEPH W. FORAN




                                       /s/ Joseph Wm. Foran
                                       ----------------------------------------

                                       NANCY N. FORAN



                                       /s/ Nancy N. Foran
                                       ----------------------------------------

SHAREHOLDERS:                        THE LINCOLN NATIONAL LIFE INSURANCE
                                       COMPANY

                                         By Lincoln Investment Management, Inc.
                                         Its Attorney-In-Fact



                                     By /s/ R. Gordon Marsh
                                       -----------------------------------------
                                            R. Gordon Marsh
                                        Its Vice President
                                           -------------------------------------

                                     Address: 200 East Berry Street
                                     Fort Wayne, Indiana 46802
                                     Attn: Investments-Private Placements

                                       THE TRAVELERS INSURANCE COMPANY



                                       By /s/ John F. Gilsenan
                                         ---------------------------------------
                                             John F. Gilsenan
                                         Its Second Vice President

                                       One Tower Square
                                       Hartford, CT  06183-2030


                                       THE TRAVELERS INDEMNITY COMPANY



                                       By /s/ John F. Gilsenan
                                         ---------------------------------------
                                             John F. Gilsenan
                                         Its Second Vice President

                                       One Tower Square
                                       Hartford, CT  06183-2030


                                       THE PHOENIX INSURANCE COMPANY



                                       By /s/ John F. Gilsenan
                                         ---------------------------------------
                                             John F. Gilsenan
                                         Its Second Vice President

                                       One Tower Square
                                       Hartford, CT  06183-2030


                                       THE TRAVELERS LIFE AND ANNUITY
                                         COMPANY



                                       By /s/ John F. Gilsenan
                                         ---------------------------------------
                                             John F. Gilsenan
                                         Its Second Vice President

                                       One Tower Square
                                       Hartford, CT  06183-2030